Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding

5.00% Senior Notes due 2019

and

5.50% Senior Notes due 2019

and

6.75% Senior Notes due 2023

of

TENET HEALTHCARE CORPORATION

Pursuant to the Prospectus Dated             , 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2015, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for eligible institutions only):

The Bank of New York Mellon Trust Company, N.A. c/o Bank of New York Mellon Corporation Corporate Trust Operations 111 Sanders Creek Parkway East Syracuse, NY 13057 Attention: Adam DeCapio	(732) 667-9408 Attention: Adam DeCapio Fax cover sheets should provide a call back number and request a call back, upon receipt.

Confirm receipt by calling: (315) 414-3360

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for Tenet Healthcare Corporation’s outstanding 5.00% Senior Notes due 2019 issued on March 10, 2014 and June 25, 2014 (the “Outstanding 5.00% Notes”), 5.50% Senior Notes due 2019 issued on September 29, 2014 (the “Outstanding 5.50% Notes”), or 6.75% Senior Notes due 2023 issued by THC Escrow Corporation II, and assumed by Tenet Healthcare Corporation, on June 16, 2015 (the “Outstanding 6.75% Notes” and, together with the Outstanding 5.00% Notes and the Outstanding 5.50% Notes, the “old notes”), are not immediately available, (2) old notes, the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the exchange agent prior to the expiration date. See “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Tenet Healthcare Corporation (the “Company”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Company with respect to the old notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the applicable series of old notes held by the undersigned will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of old notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that the exchange of any of the Company’s new 5.00% Senior Notes due 2019 (the “New 5.00% Notes”), 5.50% Senior Notes due 2019 (the “New 5.50% Notes”), or 6.75% Senior Notes due 2023 (the “New 6.75% Notes” and, together with the New 5.00% Notes and the New 5.50% New Notes, the “new notes”) for the applicable series of old notes validly tendered will be made only after timely receipt by the exchange agent of (1) the certificates of such tendered old notes, in proper form for transfer (or a book-entry confirmation of the transfer of such old notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X		Date:

X	Signature(s) of Registered Holder(s) or Authorized Signatory	Address:
Area Code and Telephone No.:

Name(s) of Registered Holder(s):		If old notes will be delivered by book-entry transfer, provide information below:
Series and Principal Amount of Old notes Tendered*:		Name of Tendering Institution:
Certificate No.(s) of Old notes (if available):		Depository Account No. with DTC:

* Must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.		Transaction Code Number:

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DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):

Capacity:
Address(es):

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THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the old notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the old notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the old notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery”), and that the exchange agent will receive (a) such old notes, or a book-entry confirmation of the transfer of such old notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and old notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated:              , 2015

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